ACRO, INC.

CONSULTING AGREEMENT

            This Consulting agreement (this “Agreement”) is made and entered into as of December 18th, 2012 by and between ACRO, Inc. (“ACRO” or the “Company”), a Nevada Corporation, with headquarters located at 1 Ben Gurion Street, Bnei Brak, Israel, and Top Alpha Capital Ltd. (“TAC”), a Israeli Corporation located at POB 325 Beit Itzhak.

1.	Engagement and Responsibilities

1.1.	Upon the terms and subject to the conditions set forth in this Agreement, ACRO hereby engages TAC as a consultant, and TAC accepts such engagement. This agreement shall become effective immediately.

1.2.	TAC acknowledges that ACRO desires to accomplish the following agenda:

a)	The Company wants to contact various market makers within the scope of the Company's capitalization and provide them with information about ACRO, including its operation and management.

b)	ACRO wishes to create a public awareness of its publicly traded stock via the Internet, broker dealer relations, and use of financial news networks, and sponsored investment banking conferences.

c)	ACRO intends to engage in future stock offering, either privately or publicly, to raise additional funds.

d)	ACRO will investigate the possibility of engaging in future mergers and/or acquisitions by locating and evaluating synergistic opportunities that could be beneficial towards the total evaluation and growth of ACRO.

e)	ACRO wishes to be introduced to registered broker-dealer, exchanges and registered associations, market participants, brokerage firms, financial institutions, and money managers.

1.3.	TAC's duties and responsibilities shall include assistance in identifying, developing and promoting the formation of relationships with Persons (as hereinafter defined) that may be beneficial to ACRO.

These relationships may include potential strategic partners, merger or acquisition candidates, customers, business contacts, employees, agents, consultants, broker dealers or other valuable contacts for ACRO. TAC shall not be obligated to spend any fixed or minimum number of hours in the performance of its duties pursuant to this agreement.

1.4.	ACRO acknowledges that TAC retains the right to provide consulting services to other Persons and nothing in this Agreement shall be construed to limit or restrict TAC in conducting such business with respect to others, or in rendering advise to others or conducting any other business.

1.5.	ACRO acknowledges that TAC is not a broker dealer and will not perform any of the following activities:

a)	Provide evaluations;

b)	Negotiate or advise as to the structure or terms of a security offering;

c)	Participate in negotiations with third-party investors;

d)	Perform due diligence for broker dealers;

e)	Participate in the preparation or distribution of documents relating to a securities offering;

f)	Participate in securities distribution.

2.	Definitions

“Person” shall mean an individual, corporation, partnership, limited liability company or partnership, association, trust, government or governmental agency, or other entity.

3.	Compensation; Reimbursement of Expenses

TAC's capital compensation is fee based and will not be percentage based in relation to any type of securities offering.

TAC's compensation package will be as follows:

3.1.	The term of the contact will be six months.

3.2.	As compensation TAC shall receive common stock of ACRO equal to 8.5% of the outstanding common stock of ACRO per month, with a cap at 51% .

3.3.	ACRO agrees, to reimburse TAC for all reasonable and pre-approved out-of-pocket expenses and disbursements incurred in connection with this retention. These out-of-pocket expenses shall not exceed $10,000.

3.4.	In the event ACRO enters into an agreement to merge with or acquire another business or entity prior to the expiration of this Agreement, any and all shares to be issued to TAC pursuant to this agreement shall immediately be issued.

4.	Term of Engagement

This agreement shall be for a term of six (6) months commencing on December 18th, 2012 and terminating on June 17th, 2013.

5.	Indemnification

ACRO agrees to indemnify and hold harmless TAC and its directors, officers, agents and employees, and each other person, if any, controlling TAC (“Indemnified Parties”), from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of this engagement, TAC's actions pursuant to this Agreement, and will reimburse the Indemnified Parties for all expenses (including counsel fees and court costs) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Indemnified Party is a party. If a claim for indemnification hereunder is to be made by any party entitled to be indemnified hereunder, such party shall provide prompt written notice to ACRO of the commencement of such action or assertion of such claim, but the failure to give such notice shall not affect any obligation of ACRO to indemnify such party, except to the extent (and only to the extent) that ACRO is materially prejudiced in its defense. ACRO will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are determined to have resulted from TAC's bad faith or willful misconduct. ACRO also agrees that no Indemnified Party shall have any liability to ACRO for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by ACRO that is determined to have resulted from TAC's bad faith or willful misconduct. The foregoing indemnification shall be in addition to any rights that any Indemnified Party may have at common law or otherwise, including, but not limited to, any rights to contribution.

6.	Corporate Obligation

The obligations of Consultant are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of TAC shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

7.	Miscellaneous

7.1.	Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email with receipt or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section

7.2.	Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, related to the subject matter of this Agreement are hereby merged herein.

7.3.	Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

7.4.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof.

7.5.	Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.6.	Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

7.7.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.8.	Attorneys’ Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys’ fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys’ fees.

7.9.	Judicial Interpretation. Should any provision of this Agreement or any of the warrants require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof or thereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement and the Warrants.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Date: December 19, 2012	ACRO, Inc
	By	/s/ Asaf Porat
Name: Asaf Porat Title: President and Chief Executive Officer

Date: December 19, 2012	TOP ALPHA CAPITAL, LTD
	By	/s/ /s/ Daniel Magen
Name: Daniel Magen Title: President